As filed with the Securities and Exchange Commission on September 11, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MADRIGAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3508648
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Four Tower Bridge 200 Barr Harbor Drive, Suite 200 West Conshohocken, Pennsylvania 19428 (Address of Principal Executive Offices, Zip Code)

MADRIGAL PHARMACEUTICALS, INC. 2025 INDUCEMENT STOCK PLAN, AS AMENDED

(Full title of the plan)

Mardi Dier

Executive Vice President and Chief Financial Officer

Madrigal Pharmaceuticals, Inc.

Four Tower Bridge

200 Barr Harbor Drive, Suite 200

West Conshohocken, Pennsylvania 19428

(Name and address of agent for service)

(267) 824-2827

(Telephone number, including area code, of agent for service)

Copies to:

Gregg Katz, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Madrigal Pharmaceuticals, Inc. (the “Registrant”) to register an additional 300,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), reserved and available for issuance under the 2025 Inducement Stock Plan (the “2025 Inducement Plan”) of the Registrant, as amended.

On June 16, 2025, the Board of Directors of the Registrant (the “Board”) adopted the 2025 Inducement Plan. The 2025 Inducement Plan was adopted without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4) and is administered by the Compensation Committee of the Board. On September 11, 2025, the Board adopted the Amendment No. 1 to the 2025 Inducement Plan, which increased the number of shares reserved and available for issuance under the 2025 Inducement Plan by 300,000 shares of Common Stock. Amendment No. 1 was adopted without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4).

The only persons eligible to receive grants of Inducement Awards (as defined below) under the 2025 Inducement Plan are individuals who satisfy the standards for inducement grants under Nasdaq Listing Rule 5635(c)(4). An “Inducement Award” means any right to receive the Registrant’s common stock, cash or other property granted under the 2025 Inducement Plan (including nonqualified stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards or other stock-based awards).

This Registration Statement registers additional securities of the same class as other securities of the Registrant for which the registration statement filed on Form S-8 relating to the 2025 Inducement Plan (File No. 333-288200) of the Registrant is effective. The information contained in the Registrant’s registration statement on Form S-8 relating to the 2025 Inducement Plan (File No. 333-288200) is hereby incorporated by reference pursuant to General Instruction E of Form S-8, except with respect to Item 8. Exhibits thereof.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits listed on the Exhibit Index immediately preceding such exhibits are filed as part of this Registration Statement, and the contents of the Exhibit Index are incorporated herein by reference.

EXHIBIT INDEX

			Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	SEC File / Registration Number	Exhibit	Filing Date
4.1	Restated Certificate of Incorporation of the Registrant		10-K	001-33277	3.1	03/31/17

4.2	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant		8-K	001-33277	3.1	06/20/23

4.3	Restated Bylaws of the Registrant		8-K	001-33277	3.1	04/14/16

5.1	Opinion of Goodwin Procter LLP	X

23.1	Consent of Goodwin Procter LLP (included in opinion of counsel filed as Exhibit 5.1)	X

23.2	Consent of PricewaterhouseCoopers LLP	X

24	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement)	X

99.1	2025 Inducement Plan		S-8	333-288200	99.1	06/20/25

99.2	Form of Non-Qualified Stock Option Agreement		S-8	333-288200	99.2	06/20/25

99.3	Form of Restricted Stock Unit Award Agreement (Non-Section 16 Officers)		S-8	333-288200	99.3	06/20/25

99.4	Form of Restricted Stock Unit Award Agreement (Section 16 Officers)		S-8	333-288200	99.4	06/20/25

99.5	Form of Performance-Based Restricted Stock Unit Award Agreement		S-8	333-288200	99.5	06/20/25

99.6	Amendment No. 1 to the 2025 Inducement Plan	X

107	Filing Fee table	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in West Conshohocken, Pennsylvania, on September 11, 2025.

MADRIGAL PHARMACEUTICALS, INC.

By:	/s/ William J. Sibold
William J. Sibold
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William J. Sibold and Mardi Dier, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement of Madrigal Pharmaceuticals, Inc. and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ William J. Sibold	President and Chief Executive Officer and Director	September 11, 2025
William J. Sibold	(Principal Executive Officer)

/s/ Mardi C. Dier	Chief Financial Officer	September 11, 2025
Mardi C. Dier	(Principal Financial and Accounting Officer)

/s/ Julian C. Baker	Chairman of the Board	September 11, 2025
Julian C. Baker

/s/ Kenneth M. Bate	Director	September 11, 2025
Kenneth M. Bate

/s/ Raymond Cheong, M.D., Ph.D.	Director	September 11, 2025
Raymond Cheong, M.D., Ph.D.

/s/ Daniel Brennan	Director	September 11, 2025
Daniel Brennan

/s/ James M. Daly	Director	September 11, 2025
James M. Daly

/s/ Paul A. Friedman, M.D.	Director	September 11, 2025
Paul A. Friedman, M.D.

/s/ Jacqualyn A. Fouse, Ph.D.	Director	September 11, 2025
Jacqualyn A. Fouse, Ph.D.

/s/ Richard S. Levy, M.D.	Director	September 11, 2025
Richard S. Levy, M.D.

/s/ Rebecca Taub, M.D.	Senior Scientific and Medical Advisor and Director	September 11, 2025
Rebecca Taub, M.D.